                                                            EXHIBIT 4.2
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                               SCOTSMAN GROUP INC.,

                                    as Issuer


                            SCOTSMAN INDUSTRIES, INC.
                                  as Guarantor


                                       and



                                   as Trustee



                ------------------------------------------------

                                FORM OF INDENTURE

                -------------------------------------------------




                               Dated as of  1997

                      % Senior Subordinated Notes due 2007






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



                              CROSS-REFERENCE TABLE

TIA Sections               Indenture Sections

Section 310(a)(1)..............................................................................................7.09
           (a)(2)..............................................................................................7.09
           (b).................................................................................................7.07
Section 313(c)..........................................................................................7.05; 11.02
Section 314(a)..........................................................................................4.17; 11.02
           (a)(4).......................................................................................4.16; 11.02
           (c)(1).............................................................................................11.03
           (c)(2).............................................................................................11.03
           (e)................................................................................................11.04
Section 315(b)..........................................................................................7.04; 11.02
Section 316(a)(1)(A)...........................................................................................6.05
           (a)(1)(B)...........................................................................................6.04
           (b).................................................................................................6.07
Section 317(a)(1)..............................................................................................6.08
           (a)(2)..............................................................................................6.09
Section 318(a)................................................................................................11.01
           (c)................................................................................................11.01



     Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS




                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                                                                                                                PAGE
                                                                                                                ----
         SECTION 1.01   Definitions...............................................................................1
         SECTION 1.02   Incorporation by Reference of Trust Indenture Act........................................23
         SECTION 1.03   Rules of Construction....................................................................23

                                   ARTICLE II

                                    The Notes
         SECTION 2.01   Form and Dating..........................................................................24
         SECTION 2.02   Global Note Legends......................................................................24
         SECTION 2.03   Execution, Authentication and Denominations..............................................25
         SECTION 2.04   Registrar and Paying Agent...............................................................26
         SECTION 2.05   Payment Agent to Hold Money in Trust.....................................................26
         SECTION 2.06   Transfer and Exchange....................................................................27
         SECTION 2.07   Book-Entry Provisions for Global Notes...................................................28
         SECTION 2.08   Replacement Notes........................................................................29
         SECTION 2.09   Outstanding Notes........................................................................29
         SECTION 2.10   Temporary Notes..........................................................................30
         SECTION 2.11   Cancellation.............................................................................30
         SECTION 2.12   CUSIP Numbers............................................................................30
         SECTION 2.13   Defaulted Interest.......................................................................30

                                   ARTICLE III

                                   Redemption
         SECTION 3.01   Right of Redemption......................................................................31
         SECTION 3.02   Notices to Trustee.......................................................................31
         SECTION 3.03   Selection of Notes to Be Redeemed........................................................31
         SECTION 3.04   Notice of Redemption.....................................................................32
         SECTION 3.05   Effect of Notice of Redemption...........................................................33
         SECTION 3.06   Deposit of Redemption Price..............................................................33
         SECTION 3.07   Payment of Notes Called for Redemption...................................................33
         SECTION 3.08   Notes Redeemed in Part...................................................................33

                                   ARTICLE IV

                                    Covenants


         SECTION 4.01   Payment of Notes.........................................................................34
         SECTION 4.02   Maintenance of Office or Agency..........................................................34
         SECTION 4.03   Limitation on Indebtedness...............................................................35
         SECTION 4.04   Limitation on Senior Subordinated Indebtedness...........................................36
         SECTION 4.05   Limitation on Restricted Payments........................................................36
         SECTION 4.06   Limitation on Restrictions on Distributions from Restricted
                        Subsidiaries.............................................................................39
         SECTION 4.07   Limitation on the Sale or Issuance of Capital Stock and
                        Indebtedness of Restricted Subsidiaries..................................................40
         SECTION 4.08   Limitation on Affiliate Transactions.....................................................40
         SECTION 4.09   Limitation on Asset Sales................................................................41
         SECTION 4.10   Limitation on Liens......................................................................42
         SECTION 4.11   Limitation on Sale/Leaseback Transactions................................................43
         SECTION 4.12   Repurchase of Notes upon a Change of Control.............................................43
         SECTION 4.13   Existence................................................................................43
         SECTION 4.14   Payment of Taxes and Other Claims........................................................43
         SECTION 4.15   Maintenance of Properties and Insurance..................................................44
         SECTION 4.16   Notices of Defaults......................................................................44
         SECTION 4.17   Compliance Certificates..................................................................44
         SECTION 4.18   SEC Reports and Reports to Holders.......................................................45
         SECTION 4.19   Waivers of Stay, Extension or Usury Laws.................................................45

                                    ARTICLE V

                              Successor Corporation
         SECTION 5.01   When Guarantor or Company May Merge, Etc.................................................45
         SECTION 5.02   Successor Substituted....................................................................46

                                   ARTICLE VI

                              Default and Remedies
         SECTION 6.01   Events of Default........................................................................47
         SECTION 6.02   Acceleration.............................................................................48
         SECTION 6.03   Other Remedies...........................................................................49
         SECTION 6.04   Waiver of Past Defaults..................................................................49
         SECTION 6.05   Control by Majority......................................................................50
         SECTION 6.06   Limitation on Suits......................................................................50
         SECTION 6.07   Rights of Holders to Receive Payment.....................................................51
         SECTION 6.08   Collection Suit by Trustee...............................................................51
         SECTION 6.09   Trustee May File Proofs of Claim.........................................................51
         SECTION 6.10   Priorities...............................................................................51
         SECTION 6.11   Undertaking for Costs....................................................................52
         SECTION 6.12   Restoration of Rights and Remedies.......................................................52
         SECTION 6.13   Rights and Remedies Cumulative...........................................................52

         SECTION 6.14   Delay or Omission Not Waiver.............................................................52

                                   ARTICLE VII

                                     Trustee
         SECTION 7.01   Rights of Trustee........................................................................53
         SECTION 7.02   Individual Rights of Trustee.............................................................55
         SECTION 7.03   Trustee's Disclaimer.....................................................................55
         SECTION 7.04   Notice of Default........................................................................55
         SECTION 7.05   Reports by Trustee to Holders............................................................55
         SECTION 7.06   Compensation and Indemnity...............................................................55
         SECTION 7.07   Replacement of Trustee...................................................................56
         SECTION 7.08   Successor Trustee by Merger, Etc.........................................................57
         SECTION 7.09   Eligibility..............................................................................57
         SECTION 7.10   Money Held in Trust......................................................................57

                                  ARTICLE VIII

                             Discharge of Indenture
         SECTION 8.01   Termination of Company's Obligations.....................................................58
         SECTION 8.02   Defeasance and Discharge of Indenture....................................................59
         SECTION 8.03   Defeasance of Certain Obligations........................................................61
         SECTION 8.04   Application of Trust Money...............................................................63
         SECTION 8.05   Repayment to Company.....................................................................63
         SECTION 8.06   Reinstatement............................................................................63
         SECTION 8.07   Parent Guarantee.........................................................................63

                                   ARTICLE IX

                       Amendments, Supplements and Waivers
         SECTION 9.01   Without Consent of Holders...............................................................64
         SECTION 9.02   With Consent of Holders..................................................................64
         SECTION 9.03   Renovation and Effect of Consent.........................................................65
         SECTION 9.04   Notation on or Exchange of Notes.........................................................66
         SECTION 9.05   Trustee to Sign Amendments, Etc..........................................................66
         SECTION 9.06   Conformity with Trust Indenture Act......................................................66

                                    ARTICLE X

                             Subordination of Notes
         SECTION 10.01   Notes Subordinated to Senior Indebtedness...............................................66
         SECTION 10.02   No Payment on Notes in Certain Circumstances............................................67
         SECTION 10.03   Payment over Proceeds upon Dissolution, Etc.............................................68
         SECTION 10.04   Subrogation.............................................................................70


         SECTION 10.05   Obligations of Company Unconditional....................................................70
         SECTION 10.06   Notice to Trustee.......................................................................71
         SECTION 10.07   Reliance on Judicial Order or Certificate of Liquidating Agent..........................71
         SECTION 10.08   Trustee's Relation to Senior Indebtedness...............................................72
         SECTION 10.09   Subordination Rights Not Impaired by Acts or Omissions of
                         the Company or Holders of Senior Indebtedness...........................................72
         SECTION 10.10   Holders Authorize Trustee to Effectuate Subordination of
                         Notes...................................................................................72
         SECTION 10.11   Not to Prevent Events of Default........................................................73
         SECTION 10.12   Trustee's Compensation Not Prejudiced...................................................73
         SECTION 10.13   No Waiver of Subordination Provisions...................................................73
         SECTION 10.14   Payments May Be Paid Prior to Dissolution...............................................73
         SECTION 10.15   Trust Moneys Not Subordinated...........................................................73

                                   ARTICLE XI

                                Parent Guarantee
         SECTION 11.01   Parent Guarantee........................................................................74
         SECTION 11.02   Parent Guarantee Subordinated to Senior Indebtedness....................................75
         SECTION 11.03   No Payment under Parent Guarantee in Certain Circumstances..............................76
         SECTION 11.04   Payment over Proceeds upon Dissolution, Etc.............................................77
         SECTION 11.05   Obligations of Guarantor Unconditional..................................................79
         SECTION 11.06   Notice to Trustee.......................................................................79
         SECTION 11.07   Reliance on Judicial Order or Certificate of Liquidating Agent..........................80
         SECTION 11.08   Trustee's Relation to Senior Indebtedness...............................................80
         SECTION 11.09   Subordination Rights Not Impaired by Acts or Omissions of
                         the Guarantor or Holders of Senior Indebtedness.........................................80
         SECTION 11.10   Holders Authorize Trustee to Effectuate Subordination of
                         Parent Guarantee........................................................................81
         SECTION 11.11   Not to Prevent Events of Default........................................................81
         SECTION 11.12   Trustee's Compensation Not Prejudiced...................................................81
         SECTION 11.13   No Waiver of Subordination Provisions...................................................81
         SECTION 11.14   Payments May Be Paid Prior to Dissolution...............................................81
         SECTION 11.15   Trust Moneys Not Subordinated...........................................................82
         SECTION 11.16   Limitation of Guarantor's Liability.....................................................82
                                   ARTICLE XII
                                   Miscellaneous
         SECTION 12.01   Trust Indenture Act of 1959.............................................................82
         SECTION 12.02   Notices.................................................................................82
         SECTION 12.03   Certificate and Opinion as to Conditions Precedent......................................84
         SECTION 12.04   Statements Required in Certificate or Opinion...........................................84


         SECTION 12.05   Acts of Holders.........................................................................84
         SECTION 12.06   Rules by Trustee, Paying Agent or Registrar.............................................85
         SECTION 12.07   Payment Date Other Than a Business Day..................................................85
         SECTION 12.08   Governing Law...........................................................................85
         SECTION 12.09   No Adverse Interpretation of Other Agreements...........................................86
         SECTION 12.10   No Recourse Against Others..............................................................86
         SECTION 12.11   Successors..............................................................................86
         SECTION 12.12   Duplicate Originals.....................................................................86
         SECTION 12.13   Separability............................................................................86
         SECTION 12.14   Table of Contents, Headings, Etc........................................................86


         INDENTURE, dated as of ____, 1997, between SCOTSMAN GROUP INC., a Delaware corporation, as Issuer (the "Company"), SCOTSMAN INDUSTRIES, INC, a Delaware corporation, as Guarantor (the "Guarantor") and ____, as Trustee (the "Trustee").


                    RECITALS OF THE COMPANY AND THE GUARANTOR

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $100,000,000 aggregate principal amount of the Company's ____% Senior Subordinated Notes due 2007 (the "Notes") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

         The Guarantor has duly authorized the execution and delivery of this Indenture and its guarantee of the Notes (the "Parent Guarantee"). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Guarantor has done all things necessary to make the Parent Guarantee, when executed by the Guarantor, the valid obligation of the Guarantor as hereinafter provided.

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01   Definitions.

         "Acceleration Notice" has the meaning specified in Section 6.02.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Guarantor and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than net income (or loss) attributable to a Restricted Subsidiary) in which any Person (other than the Guarantor or any of its Restricted Subsidiaries) has an ownership interest and the net income (or loss) of any Unrestricted Subsidiary, except, in each case, to the extent of the amount of dividends or other distributions actually paid to the Guarantor or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (3)(A) of paragraph (a) of Section
4.05 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Guarantor or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to the paragraph (a) of Section 4.05, any amount paid or accrued as dividends on Preferred Stock of the Guarantor or any Restricted Subsidiary that is owned by Persons other than the Guarantor and any of its Restricted Subsidiaries; and
(vi) all extraordinary gains and extraordinary losses.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.05, Section 4.08 and Section 4.09 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Guarantor or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Agent" means any Registrar, Paying Agent or authenticating agent.

         "Agent Members" has the meaning provided in Section 2.07(a).

         "Asset Acquisition" means (i) an Investment by the Guarantor or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries; provided, however, that such Person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such Investment or (ii) an acquisition by the Guarantor or any of its Restricted Subsidiaries of the property and assets of any Person other than the Guarantor or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided, however, that the property and assets acquired are related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such acquisition.

         "Asset Disposition" means the sale or other disposition by the Guarantor or any of its Restricted Subsidiaries (other than to the Guarantor or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Guarantor or any of its Restricted Subsidiaries.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Guarantor or any of its Restricted Subsidiaries to any Person other than the Guarantor or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, except any such disposition of director's qualifying shares or shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals to the extent required by law, (ii) all or substantially all of the property and assets of an operating unit or business of the Guarantor or any of its Restricted Subsidiaries, or (iii) any other property and assets of the Guarantor or any of its Restricted Subsidiaries outside the ordinary course of business of the Guarantor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Section 4.09, Section 4.11 and Article Five of the Guarantor, the Company or such Restricted Subsidiary; provided, however, that "Asset Sale" shall not include (v) sales or other dispositions of inventory, receivables and other current assets, (w) sales or other dispositions of damaged, wornout or other obsolete property in the ordinary course of business so long as such property is not necessary for the proper conduct of the business of the Guarantor and its Restricted Subsidiaries, (x) exchanges of property of the Guarantor or any of its Restricted Subsidiaries for property of any other Person which is related, ancillary or complimentary to the business of the Guarantor and its Restricted Subsidiaries at the time of such exchange and where the Board of Directors has determined in good faith that such exchange is fair and reasonable, (y) creation or assumption of Liens permitted under Section 4.10 or any foreclosure thereof, or (z) sales or other dispositions of property or assets with an aggregate Fair Market Value not in excess of $5 million in any fiscal year.

         "Attributable Debt" means, in respect of a Sale/Leaseback Transaction as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Bank Credit Agreement" means that certain Credit Agreement, dated as of March 12, 1997, as amended, by and among the Guarantor, the Company and The First National Bank of Chicago (or any successor thereto or replacement thereof), as agent and as a lender, and certain other institutions, as lenders, and certain other parties thereto, providing for up to $450 million of Indebtedness as well as, with respect to the Guarantor and any Restricted Subsidiary, any other debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters or credit, including in each case any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time by one or more other agreements, instruments and documents entered into with such Persons and/or other Persons.

         "Board of Directors" means the Board of Directors of the Guarantor or the Company, as the case may be, or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolution" means a copy of a resolution, certified by the Secretary of the Guarantor or the Company, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in equity (however designated) of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Change of Control" means the occurrence of any of the following events:

                  (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (within the meaning of Rules 13d-3 and l3d-5 under the Exchange Act, except that for purposes of this clause (i) such person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Guarantor; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) any securities if such beneficial ownership (A) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable law, and (B) is not also then reportable on
         Schedule 13D (or any successor schedule) under the Exchange Act;

                  (ii) during any period of two consecutive years from and after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Guarantor was approved by a vote of a majority of the directors of the Guarantor then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                  (iii) the merger or consolidation of the Guarantor with or into another Person (other than the Company), or the sale of all or substantially all the assets of the Guarantor to another Person, and, in the case of any such merger or consolidation, the securities of the Guarantor that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Guarantor are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

                  (iv) the Guarantor ceases for any reason to be the beneficial owner, directly or indirectly, of all Voting Stock of the Company, except as a result of the merger of the Guarantor with and into the Company or of the merger of the Company with and into the Guarantor; provided that the pledge of such Voting Stock (without the transfer of voting rights attributable thereto) shall not be deemed to transfer the beneficial ownership thereof by the Guarantor.

         "Closing Date" means the date on which up to $100,000,000 aggregate principal amount of the Notes are originally issued under this Indenture.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Comerica Agreement" means that certain promissory note, dated as of March 12, 1997, by the Company to Comerica Bank, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part from time to time by one or more other agreements, instruments and documents entered into with such Person and/or other Persons.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the Issue Date, including, without limitation, all series and classes of such common stock.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the Persons listed in clause (i) above in lieu of being signed by one of such Persons listed in such clause (i) and one of the officers listed in clause (ii) above.

         "Consolidated Coverage Ratio" means, on any date of determination, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such date for which reports have been filed with the SEC pursuant to Section 4.18 (the "Four Quarter Period") to (ii) Consolidated Interest Expense for such Four Quarter Period. In making the foregoing computation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on such date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period adjusted, however, to give pro forma effect to repayments resulting from the reduction in such commitment or Indebtedness Incurred in excess of such commitment, in each case after the end of such Four Quarter Period and on or before such date), in each case as if such Indebtedness had been Incurred or repaid the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on such date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire Reference Period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Guarantor or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an asset acquisition or asset disposition, such pro forma computation shall be based upon the four full fiscal quarters immediately preceding such date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; and provided further that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an asset acquisition, such pro forma computation shall exclude any expense (net of any expense increase) which, in the good faith estimate of management, will (in accordance with GAAP and the rules, regulations and guidelines of the SEC) be eliminated as a result of such acquisition.

      "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted
Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Guarantor or any of its Restricted Subsidiaries divided by
(2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

      "Consolidated Interest Expense" means, for any period, the aggregate amount (without duplication) of (x) interest in respect of Indebtedness of the Guarantor and its Restricted Subsidiaries (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financings and other financings to the extent attributable to such period; the net costs associated with Interest Rate Agreements); (y) interest in respect of Indebtedness (other than Indebtedness of the Guarantor or the Restricted

Subsidiaries) that is Guaranteed or secured by the Guarantor or any of its Restricted Subsidiaries; and (z) the interest component of Capital Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Guarantor and its Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if all or a portion of the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to the proviso to the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to the proviso to the definition thereof), and (ii) any amount of such interest expense of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary if all or a portion of the Adjusted Consolidated Net Income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to the proviso to the definition thereof.


         "Consolidated Net Worth" means, as of any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries (which shall be as of a date not more than 135 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness and the cost of treasury stock, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at _____.


         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means The Depository Trust Company, its nominees, and their respective successors until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

         "Designated Senior Indebtedness" in respect of the Guarantor or the Company, as the case may be, means (i) all the Obligations of the Guarantor or the Company, as the case may be, under the Credit Agreement, dated as of March 12, 1997, that is referenced in the definition of

"Bank Credit Agreement," as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, and (ii) any other Senior Indebtedness of the Company or the Guarantor, as the case may be, which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Company or the Guarantor, as the case may be, in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture; provided, however, the Guarantor shall not designate any Senior Indebtedness as Designated Senior Indebtedness pursuant to clause (ii) above so long as the Credit Agreement, dated as of March 12, 1997, that is referenced in the definition of "Bank Credit Agreement" is in effect, as the same may be amended, restated or modified from time to time but excluding any refunding, replacement or refinancing thereof or so long as any Obligations remain outstanding under or in connection with such Credit Agreement.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable, in whole or in part, at the option of the holder thereof, in each case described in the immediately preceding clauses
(i) , (ii) or (iii), on or prior to the Stated Maturity of the Notes; provided, however, that (x) any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, shall not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Stock and (y) any Capital Stock of a Subsidiary of such Person that would otherwise constitute Disqualified Stock shall not be deemed to be Disqualified Stock so long as such Capital Stock is held by such Person; and provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" (however designated) occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute
Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions in Section 4.09 and Section 4.12 and (y) any such requirement only becomes operative after compliance with such corresponding terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

      "Equity Offering" means a primary offering, whether public or private, of shares of common stock of the Guarantor.

      "Event of Default" has the meaning provided in Section 6.01.

      "Excess Proceeds" has the meaning provided in Section 4.09.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by (i) senior management of the Guarantor if the aggregate amount of the transaction with respect to which Fair Market Value is being determined does not exceed $10 million in value or (ii) the Board of Directors of the Guarantor, whose determination shall be conclusive and evidenced by a Board Resolution, if the aggregate amount of the transaction with respect to which Fair Market Value is being determined exceeds $10 million in value.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and other computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that computations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to
(i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

      "Global Notes" has the meaning provided in Section 2.01.

      "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantor" means the party named as such in this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security and the accrual of interest shall not be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) the amount of all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, the amount of Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, assuming the contingency giving rise to the obligation were to have occurred on such date, of any Guarantees outstanding at such date. Notwithstanding the foregoing, none of the following shall constitute Indebtedness: (i) indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from guarantees securing any obligations of the Guarantor or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Guarantor, other than guarantees or similar credit support by the Guarantor or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(ii) any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property;
(iii) obligations arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business; (iv) obligations (other than Guarantees of indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with
(A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business; (v) obligations in respect of performance bonds provided by the Guarantor or its Subsidiaries in the ordinary course of business and refinancing thereof; (vi) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such obligation is extinguished within two Business Days of its incurrence; and (vii) obligations in respect of any obligations under workers' compensation laws and similar legislation; provided that Indebtedness of the Guarantor or its Restricted Subsidiaries that is Guaranteed by the Guarantor or any of the Restricted Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Guarantor and its Restricted Subsidiaries on a consolidated basis.

         "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

         "Interest Payment Date" means each semiannual interest payment date on ____ and ____ of each year, commencing ____.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Guarantor or any Restricted Subsidiary against fluctuations in interest rates.

         "Investment" in any Person means (without duplication) any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; (but excluding (x) advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Guarantor or its Restricted Subsidiaries and (y) Guarantees of Indebtedness of the Guarantor or any Restricted Subsidiaries permitted under Section 4.03)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the Fair Market Value of the Capital Stock (or any other Investment) held by the Guarantor or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.05, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Guarantor or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments, and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

         "Issue Date" means the date on which the Notes are originally issued.

         "Legal Holiday" means any Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or, in the case of a Subsidiary not organized under the laws of the United States or the District of Columbia, fixed charge or floating charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Moody's" means Moody's Investor's Service, Inc. and its successors.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale, and (iv) appropriate amounts to be provided by the Guarantor or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commission and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

         Obligations" means all obligations of every nature whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) under the documentation governing any Indebtedness.

         "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note duly completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall
(i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted for payment an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14b-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

         "Officer" means, with respect to the Company or the Guarantor, as the case may be, (i) the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

         "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

         "Opinion of Counsel" means a written opinion signed by legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Guarantor, as the case may be, or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA
Section 314(e). Opinions of Counsel required to be delivered may have qualifications customary for opinions of the type required.

         "Parent Guarantee" means the Guarantee granted by the Guarantor, as defined in the second paragraph of the recitals hereof.

         "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Guarantor or the Company or a Subsidiary of the Guarantor or the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

         "Payment Blockage Period" has the meaning provided in Section 10.02.

         "Permitted Investment" means (i) an Investment in the Guarantor or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Guarantor or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the business of the Guarantor and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans, transactions and arrangements or advances to directors, officers, employees and agents made in the ordinary course of business in accordance with the past practice of the Guarantor or its

Restricted Subsidiaries and that do not in the aggregate, in the case of loans or advances, exceed $3 million at any time outstanding, provided that with respect to any transaction or arrangement which is reasonably expected to involve more than $1 million, such transaction or arrangement shall be approved by a majority of the members of the Board of Directors of the Company having no personal stake in such transaction or arrangement; (v) Investments existing on the Issue Date and any extension, renewal or other modification thereof (but not an increase in the amount thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the original terms of such Investment); (vi) Investments in any Person received in any dissolution, winding up, liquidation or reorganization of such Person in satisfaction of claims against such Person; (vii) Investments received as consideration from Asset Sales or Asset Dispositions permitted under Section 4.09, (viii) stock, obligations or securities received in satisfaction of judgments or in settlements; (ix) Investments in Austral Refrigeration Pty. Ltd. ("Austral Investments"); (x) exchanges of property permitted pursuant to clause (x) of the definition of "Asset Sales"; and (xi) other Investments in any Persons made with an intention to control at a subsequent time such Persons (as evidenced by a resolution of the Board of Directors of the Guarantor or the Company, as the case may be, to such effect) in an aggregate amount outstanding at any time not to exceed $10 million plus the net reduction in such other Investments and in Austral Investments after the Issue Date; provided, that the Investment in Austral Refrigeration Pty. Ltd. and any such Person shall be deemed reduced to zero for purposes of this definition only, among other things, at such times as Austral Refrigeration Pty. Ltd. or such other Person becomes a Restricted Subsidiary.

         "Permitted Liens" means, with respect to any Person, (a) liens incurred or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar laws, rules, regulations or other governmental requirements, or good faith liens incurred or deposits made in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as landlord's, carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or leases, subleases or other Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (including Liens securing Indebtedness of the pollution control or revenue bond type); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens to secure Indebtedness permitted under the provisions described in clauses (a), (b)(i), (b)(iv), (b)(vii), (b)(viii) and (b)(x) of
Section 4.03; (h) Liens existing on the Issue Date; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person (or, in the case of the Company, to a Wholly Owned Subsidiary); (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations; (m) Liens arising in the ordinary course of business in favor of the United States, any state thereof, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute; (n) Liens to secure any Refinancing (or successive Refinancing) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (f), (h), (i) and (j), provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (f), (h), (i) or (j) at the time the original Lien became a Permitted Lien or the Issue Date, whichever is greater, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (o) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (p) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; and (q) Liens to secure Sale/Leaseback Transactions that are permitted pursuant to Section 4.11.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Physical Notes" has the meaning provided in Section 2.01.

         "Preferred Stock" means, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "principal", with respect to any Note, means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, decease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Guarantor or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced or the Notes (whichever is earlier), (ii) the portion of such Refinancing Indebtedness that has a Stated Maturity that is earlier than the Stated Maturity of the Notes has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Guarantor or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Registrar" has the meaning provided in Section 2.04.

         "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of April 24, 1994 among the Guarantor and certain former shareholders of certain Restricted Subsidiaries.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the ____ or ____ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company or the Guarantor, as the case may be.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable solely to the Guarantor or a Restricted Subsidiary, and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) ), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Guarantor held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Guarantor (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Guarantor that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment)..

         "Restricted Subsidiary" means the Company and any other Subsidiary of the Guarantor that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Issuer, Inc., and its successors.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Guarantor or a Restricted Subsidiary transfers such property to a Person and the Guarantor or a Restricted Subsidiary leases it from such Person; provided that the Fair Market Value of such property (as reasonably determined by the Board of Directors acting in good faith) is $10 million or more.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Company or the Guarantor, as the case may be, secured by a Lien.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Register" has the meaning provided in Section 2.04.

         "Senior Indebtedness" means, with respect to any Person, any Indebtedness of such Person and all other Obligations with respect thereto, including interest, whether or not allowed, on such Indebtedness accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, including all Obligations of such Person under the Bank Credit Agreement, the Comerica Agreement and Hedging Obligations, whether outstanding on the Issue Date or thereafter Incurred, unless such Indebtedness, by its terms or the terms of any instrument creating or evidencing such Indebtedness, is pari passu with, or subordinated in right of payment to, the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary, director, officer or employee of such Person, (2) any liability for federal, state, local or other taxes owed or owing by such Person,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is expressly subordinated in right of payment in any respect to any other Indebtedness or other obligation of such Person, (5) that portion of any Indebtedness (other than under the Bank Credit Agreement) which at the time of Incurrence is Incurred in violation of the Indenture, and (6) any Indebtedness of such Person that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to such Person.

         "Senior Subordinated Indebtedness" means, with respect to the Company or the Guarantor, as the case may be, the Notes, with respect to the Company, and the Parent Guarantee, with respect to the Guarantor, and any other Indebtedness of the Company or the Guarantor, as the case may be, that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Parent Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or the Guarantor, as the case may be, which is not Senior Indebtedness of the Company or the Guarantor, as the case may be.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Guarantor within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Guarantor or the Company (whether outstanding on the Issue Date or thereafter Incurred), as the case may be, which is subordinate or junior in right of payment to the Notes or the Parent Guarantee, as the case may be, pursuant to a written agreement to that effect.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America, or in the case of a Subsidiary not organized under the laws of a state of the United States or the District of Columbia, any foreign government, or any agency thereof or obligations guaranteed or insured by the United States of America, or in the case of a Subsidiary not organized under the laws of a state of the United States or the District of Columbia, any foreign government, or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money-market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by Moody's, S&P or at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, provided that a foreign Subsidiary of the Guarantor may also make deposits with any central bank of the jurisdiction in which such Subsidiary is organized, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above or (v) below entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P, (v) investments in securities with maturities of twelve months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's and (vi) interests in any investment company which invests solely in instruments of the type described in clauses (i) through
(v).

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Guarantor other than the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Guarantor in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Guarantor may designate any Subsidiary of the Guarantor (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Guarantor or any other Subsidiary of the Guarantor that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05. The Board of Directors of the Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Guarantor could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Guarantor shall be evidenced by the Guarantor to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

       "Voting Stock" of a Person means all classes of Capital Stock or other interests

(including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Guarantor or a Restricted Subsidiary) is owned by the Guarantor or one or more Wholly Owned Subsidiaries.

         SECTION 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company or any obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the SEC and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03 Rules of Construction.

         Unless the context otherwise requires:

         (i)      a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (iii)    "or" is not exclusive;

         (iv) words in the singular include the plural, and words in the plural include the singular;

         (v)      provisions apply to successive events and transactions;

         (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

         (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE II

                                    The Notes

         SECTION 2.01 Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit
A. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance in global form ("Global Notes") shall be substantially in the form of Exhibit A attached hereto (including the bracketed text). Notes issued in physical form ("Physical Notes") shall be substantially in the form of Exhibit A attached hereto (but without including the bracketed text). Each Global Note shall be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

         The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

         SECTION 2.02 Global Note Legends. Each Global Note shall bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK

         CORPORATION ("DTC"), TO SCOTSMAN GROUP INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE INDENTURE.

         SECTION 2.03 Execution, Authentication and Denominations. The Notes shall be executed by an Officer of the Company listed in clause (i) of the definition of Officer herein and attested by its Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The signature of any of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nonetheless.

         A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount of up to $100,000,000. The Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication and delivery of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth above except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06, 2.08 or 2.10.

         The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an

Affiliate of the Company.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.

         SECTION 2.04 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Payment Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

         The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

         SECTION 2.05 Payment Agent to Hold Money in Trust. Not later than each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent by 11:00 a.m., New York time, in immediately available funds, money sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at anytime may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

         SECTION 2.06 Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any Agent of the Company shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such Agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to a Holder or its transferee for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.08 or 9.04).

         The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         SECTION 2.07 Book-Entry Provisions for Global Notes. (a) A Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

         (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

         (c) Any beneficial interest in a Global Note that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

         (e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.

         (f) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.07. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 2.08 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

         Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

         SECTION 2.09 Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section
2.09 as not outstanding.

         If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

         If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

         A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded.

Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         SECTION 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.11 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         SECTION 2.12 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes.

         SECTION 2.13 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.13 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                   ARTICLE III

                                   Redemption

         SECTION 3.01 Right of Redemption. (a) The Notes may be redeemed at the election of the Company, in whole or in part, at any time and from time to time on or after __, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date) if redeemed during the 12-month period commencing on __ of the years set forth below:

                                        Redemption
         Year                             Price

         2002....................        _____%
         2003....................        _____%
         2004 and thereafter.....        100.0%

         In addition, at any time and from time to time prior to __, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of __ % plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that either (i) at least $__ million in aggregate principal amount of the Notes must remain outstanding after each such redemption or (ii) such redemption must retire the Notes in their entirety and, in any case, that such redemption occurs within 60 days following the closing of any such Equity Offering.

         SECTION 3.02 Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

         The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

         SECTION 3.03 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on
which   the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

         SECTION 3.04 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii)    the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued and unpaid interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

                  (vii) that, if any Note contains a CUSIP or CINS number as provided in Section 2.12, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

                  (viii) the aggregate principal amount of Notes being redeemed.

         At the Company's request (which request may be revoked by the Company at any time prior to the date which is two Business Days prior to the date on which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. Concurrently with the giving of such notice by the Company to the Holders, the Company shall deliver to the Trustee an Officers' Certificate stating that such notice has been given.

         SECTION 3.05 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holder to whom such notice was properly given.

         SECTION 3.06 Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in
Section 2.05) by 11:00 a.m., New York time, in immediately available funds, money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.07 Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued and unpaid interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued and unpaid interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

         SECTION 3.08 Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount of the unredeemed portion of such surrendered Note.

                                    ARTICLE IV

                                    Covenants

         SECTION 4.01 Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money in immediately available funds designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Notes.

         The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

         SECTION 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the office of the Trustee, located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.04.

         SECTION 4.03 Limitation on Indebtedness. (a) The Guarantor shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness (other than the Notes and Indebtedness existing on the Issue Date); provided, however, that the Guarantor or a Restricted Subsidiary (in the case of such Restricted Subsidiary other than the Company to the extent permitted under Section 4.07) may Incur such Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds (x) for the period from the Issue Date and ending on the third anniversary thereof, 2.0:1.0 and (y) thereafter, 2.25:1.

         (b) Notwithstanding the foregoing paragraph (a), the Guarantor and any Restricted Subsidiary (in the case of such Restricted Subsidiary other than the Company to the extent permitted under Section 4.07) may Incur the following
Indebtedness:

                  (i) (x) Indebtedness Incurred pursuant to the Bank Credit Agreement, so long as the aggregate principal amount of all Indebtedness outstanding under the Bank Credit Agreement does not, at any time, exceed the aggregate amount of borrowing availability from time to time allowed under the Bank Credit Agreement that determine availability on the basis of a borrowing base or other asset-based calculation, if available and (y) other Indebtedness up to $150 million in aggregate principal amount outstanding at any time; provided, however, that in no event shall the aggregate principal amount of such indebtedness exceed $450 million as of the date of such Incurrence minus the aggregate amount of Indebtedness permanently repaid as provided under Section 4.09;

                  (ii) Indebtedness owed to and held by the Guarantor or a Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Guarantor or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (iii)    the Notes;

                  (iv) Indebtedness Incurred pursuant to the Comerica Agreement, so long as the aggregate principal amount of all Indebtedness outstanding thereunder does not exceed $15 million at any time;

                  (v) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii), (iii) or (iv) of this
         Section 4.03);

                  (vi) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (iii) or (v) above or clause (ix) below, or this clause (vi);

                  (vii) Indebtedness consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Guarantor and its Restricted Subsidiaries pursuant to the Indenture;

                  (viii) Indebtedness under Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Guarantor and its Restricted Subsidiaries;

                  (ix) Indebtedness Incurred to finance capital expenditures in an aggregate principal amount not to exceed $20 million in any fiscal year; and

                  (x) Indebtedness in an aggregate principal amount which, together with the principal amount of all other Indebtedness of the Guarantor and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (ix) above or paragraph (a)), does not exceed $40 million.

         (c) Notwithstanding the foregoing, the Guarantor and the Company shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the Parent Guarantee, as the case may be, at least to the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Guarantor, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

         SECTION 4.04 Limitation on Senior Subordinated Indebtedness. The Company or the Guarantor, as the case may be, will not Incur any Indebtedness that is expressly made subordinate in right of payment to any Senior Indebtedness of the Company or the Guarantor, as the case may be, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Notes, with respect to the Company, or the Parent Guarantee with respect to the Guarantor; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company or the Guarantor that exist by reason of any Liens or Guarantees arising or created in respect of some but not all of such Senior Indebtedness.

         SECTION 4.05 Limitation on Restricted Payments. (a) The Guarantor shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Guarantor or such Restricted Subsidiary makes such Restricted
Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Guarantor is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.03; or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                           (A) 50% of the Adjusted Consolidated Net Income
                  accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Adjusted Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by the
                  Guarantor from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Guarantor and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Guarantor or any of its Subsidiaries for the benefit of their employees);

                           (C) the aggregate Net Cash Proceeds received by the
                  Guarantor from the issue or sale subsequent to the Issue Date of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan; provided, however, that if such employee stock ownership plan incurs any Indebtedness with respect thereto, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Guarantor resulting from principal repayments made by such employee stock ownership plan with respect to such Indebtedness;

                           (D) the amount by which Indebtedness of the Guarantor
                  or any Restricted Subsidiary is reduced on the Guarantor's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Guarantor) subsequent to the Issue Date, of any Indebtedness of the Guarantor or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Guarantor (less the amount of any cash, or the fair value of any other property, distributed by the Guarantor or any Restricted Subsidiary upon such conversion or exchange); and

                           (E) an amount equal to the sum of (i) the net
                  reduction in Investments
                  in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary from or with respect to Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Guarantor's equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Guarantor or any Restricted Subsidiary in such Unrestricted Subsidiary.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                  (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Guarantor or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Guarantor (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Guarantor); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above (but only to the extent that such Net Cash Proceeds were used to purchase or redeem such Capital Stock as provided in this clause (i));

                   (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness which is permitted to be Incurred pursuant to clause (b)(vi) of Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); and provided further, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

                  (iv) dividends paid from the Net Cash Proceeds received by the Guarantor from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issue or sale to a Subsidiary of the Guarantor and other than an issue or sale to an employee stock ownership plan or to a trust established by the Guarantor or any of its Subsidiaries for the benefit of their employees) in an aggregate amount not to exceed 6% of such Net Cash Proceeds in any calendar year; provided, however, that such dividends shall be included in the calculation of the amount of

Restricted Payments;

                  (v) the repurchase of shares of, or options to purchase shares of, common stock or stock equivalents of the Guarantor or any of its Subsidiaries from employees, former employees, directors or former directors of the Guarantor or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock or stock equivalents; provided, however, that the aggregate amount of such repurchases shall not exceed $1 million in any calendar year and $5 million in the aggregate; provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments; or

                  (vi) other Restricted Payments in an aggregate amount not to exceed $10 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

         SECTION 4.06 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Guarantor shall not, and shall not permit any Restricted Subsidiary other than the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary other than the Company; (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or another Restricted Subsidiary, (b) to make any loans or advances to the Company or another Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or another Restricted Subsidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.06 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary nonassignment provisions related to intellectual property and in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;
(v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary other than the

Company to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary other than the Company imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (vii) any encumbrance or restriction pursuant to an agreement relating to Indebtedness permitted by clause (iii) of paragraph (b) of Section 4.07.

         SECTION 4.07 Limitation on the Sale or Issuance of Capital Stock and Indebtedness of Restricted Subsidiaries. (a) The Guarantor will not sell, and will not permit any Restricted Subsidiary other than the Company, directly or indirectly, to issue or sell, any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock), except (i) to the Guarantor, the Company or a Wholly Owned Restricted Subsidiary other than the Company; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; and
(iii) as Asset Sales and Asset Dispositions permitted under Section 4.09.

         (b) The Guarantor will not permit any Restricted Subsidiary other than the Company, directly or indirectly, to Incur any Indebtedness except (i) Indebtedness of such Restricted Subsidiary existing on the Issue Date or the time such Restricted Subsidiary was acquired by the Guarantor (other than Indebtedness Incurred in connection with or anticipation of such acquisition);
(ii) Indebtedness permitted pursuant to clause (i), (ii), (iv), (v), (vi) (to the extent that such Refinancing Indebtedness Refinances any Indebtedness of such Restricted Subsidiary), (vii), (viii) or (ix) of paragraph (b) of Section 4.03; and (iii) other Indebtedness in an aggregate principal amount which, together with all other Indebtedness of all Restricted Subsidiaries other than the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clause (i) or (ii) of this paragraph (b)), does not exceed $50 million or an amount equal to 1.5 times the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to the date of such Incurrence for which reports have been filed with the SEC pursuant to Section
4.18 (whichever is greater).

         (c) For purposes of determining compliance with the foregoing covenant,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Guarantor, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

         SECTION 4.08 Limitation on Affiliate Transactions. (a) The Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Guarantor (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Guarantor or such

Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $10 million, is set forth in writing and has been approved by a majority of the members of the Board of Directors of the Guarantor or the Company, as the case may be, having no personal stake in such Affiliate Transaction or (3) if such Affiliate Transaction involves an amount in excess of $20 million, has been determined by a nationally recognized investment banking firm or other qualified independent appraiser to be fair, from a financial standpoint, to the Guarantor and its Restricted Subsidiaries.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit
(i) transactions between or among the Guarantor and/or its Restricted Subsidiaries; (ii) Restricted Payments, Permitted Investments and other transactions and payments that are permitted by Section 4.05; (iii) loans, transactions and arrangements or advances to officers, directors, employees and agents in the ordinary course of business in an aggregate principal amount not to exceed, in the case of loans or advances, $3 million outstanding at any one time, provided that with respect to any transaction or arrangement which is reasonably expected to involve more than $1 million, such transaction or arrangement shall be approved by a majority of the members of the Board of Directors of the Guarantor having no personal stake in such transaction or arrangement; (iv) compensation, indemnification and other benefits paid or made available (x) pursuant to employment and consultant agreements, (y) for and in connection with services actually rendered and generally comparable to those paid or made by entities engaged in the same or similar business (including, reimbursement for advancement of out-of-pocket expenses and directors' and officers' liability insurance, or (z) indemnification under the Guarantor's and any Subsidiary's charter, by-laws or other organizational documents; (v) transactions, expenses and payments pursuant to the Registration Rights Agreement; (vi) transactions between and among the Guarantor and its Subsidiaries or between or among Subsidiaries of the Guarantor, provided that any ownership interest in any such Subsidiary which is not beneficially owned directly or indirectly by the Guarantor or any of its Subsidiaries is not beneficially owned by an Affiliate of the Guarantor other than by virtue of the direct or indirect ownership interest in such Subsidiary held (in the aggregate) by the Company and/or one or more of its Subsidiaries; (vii) transactions between or among the Guarantor and its Affiliates not involving in excess of $1 million during any fiscal year; and (viii) any acquisition by the Guarantor of Capital Stock (other than Disqualified Stock) of the Guarantor or any Subsidiary thereof and any capital contribution by the Guarantor to any Restricted Subsidiary.

         SECTION 4.09 Limitation on Asset Sales. The Guarantor will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless
(i) the consideration received by the Guarantor or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and
(ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments; provided, that the amount of any liabilities of the Guarantor or any Subsidiary that are assumed by the transferee in such Asset Sale shall be deemed to be cash or cash equivalents, as the case may be, for purposes of this
Section 4.09, provided further that this clause (ii) shall not apply to any sale or other disposition of assets as a result of a foreclosure (or a secured party taking ownership of such assets in lieu thereof) or any involuntary proceeding in which the Guarantor and its Restricted Subsidiaries cannot, directly or indirectly, determine the type of proceeds received from such sale or other disposition. In the event and to the extent that the Net Cash Proceeds received by the Guarantor or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed $20 million, then the Guarantor shall or shall cause the relevant Restricted Subsidiary to (i) (A) within twelve months after the date Net Cash Proceeds so received exceed $20 million, apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Guarantor or Indebtedness of any Restricted Subsidiary (and to the extent that such Senior Indebtedness or Indebtedness, as the case may be, was Incurred under a revolving credit or similar arrangement, the permanent reduction or cancellation of the commitment thereunder), in each case owing to a Person other than the Guarantor or any of its Restricted Subsidiaries or (B)(x) within twelve months after the date Net Cash Proceeds so received exceed $20 million, invest an equal amount, or the amount not so applied pursuant to clause (A) or (y) within eighteen months after the Net Cash Proceeds so received exceed $20 million, enter into a definitive agreement committing to so invest not later than 24 months after the date Net Cash Proceeds so received exceeded $20 million, in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Guarantor and its Restricted Subsidiaries existing on the date of such investment and (iii) apply (no later than the end of the 12-month period referred to in clause (i) or the 24-month period referred to in clause (ii)(B)(y)) such excess Net Cash Proceeds (to the extent not applied or committed to be applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.09. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period or 24-month period, as the case may be, of the preceding sentence and not applied (or committed to be applied) as so required by the end of such period shall constitute "Excess Proceeds."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.09 totals at least $20 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate a similar offer to purchase from the Holders and the holders of any Senior Indebtedness or any other Indebtedness ranking pari passu with, the Notes which by its terms requires the Company to make an Offer to Purchase, on a pro rata basis, an aggregate principal amount of Notes, Senior Indebtedness or such other Indebtedness (if any) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, Senior Indebtedness or such other Indebtedness (if any), plus, in each case, accrued interest (if any) to the date of purchase.

         SECTION 4.10 Limitation on Liens. The Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, to secure any Indebtedness of the Guarantor or the Issuer, without effectively providing that the Notes or the

Parent Guarantee, as the case may be, shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

         SECTION 4.11 Limitation on Sale/Leaseback Transactions. The Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Guarantor or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.10, (ii) the net proceeds received by the Guarantor or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and (iii) the Guarantor or the Company, as the case may be, applies the proceeds of such transaction in compliance with Section 4.09.

         SECTION 4.12 Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and within 60 days thereof consummate, an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase.

         SECTION 4.13 Existence. Subject to Articles Four and Five of this Indenture, the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of the Guarantor and each such Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Guarantor and each Restricted Subsidiary; provided that the Guarantor shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Guarantor and its Restricted Subsidiaries taken as a whole; and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Guarantor, the Company or any Wholly Owned Restricted Subsidiary.

         SECTION 4.14 Payment of Taxes and Other Claims. The Guarantor will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Guarantor or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Guarantor or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Guarantor or any such Subsidiary; provided that the Guarantor shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         SECTION 4.15 Maintenance of Properties and Insurance. The Guarantor will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Guarantor or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal thereof is no longer desirable in the conduct of the business of the Guarantor or such Restricted Subsidiary.

         The Guarantor will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as the Guarantor in good faith shall determine to be reasonable and appropriate in the circumstances.

         SECTION 4.16 Notices of Defaults. In the event that the Guarantor or the Company becomes aware of any Default or Event of Default, the Guarantor or the Company, as the case may be, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

         SECTION 4.17 Compliance Certificates. (a) The Company and the Guarantor shall deliver to the Trustee each year, within 105 days after the last day of the Company's immediately preceding fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company and the Guarantor that a review has been conducted of the activities of the Guarantor, Company and its Restricted Subsidiaries, as applicable, and the Guarantor's, the Company's and its Restricted Subsidiaries', as applicable, performance under this Indenture and that the Guarantor or the Company, as the case may be, has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

         (b) The Company and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a certificate signed by the Guarantor's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Guarantor or the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

         SECTION 4.18 SEC Reports and Reports to Holders. Whether or not the Guarantor is required to file reports with the SEC, for so long as any Notes are outstanding, the Guarantor shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act, if it were subject thereto. The Guarantor shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

         SECTION 4.19 Waivers of Stay, Extension or Usury Laws. Each of the Guarantor and the Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Guarantor or the Company, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Guarantor and Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE V

                              Successor Corporation


         SECTION 5.01 When Guarantor or Company May Merge, Etc. Each of the Guarantor and the Company, as the case may be, will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of regulated transactions) to, any Person or permit any Person to merge with or into the Guarantor or the Company, as the case may be, unless:

                  (i) the Guarantor or the Company, as the case may be, shall be the continuing Person, or the Person (if other than the Guarantor or the Company) formed by such consolidation or into which the Guarantor or the Company is merged or that acquired or leased such property and assets of the Guarantor or the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes or all of the obligation of the Guarantor on the Parent Guarantee, as the case may be, and under this Indenture;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a pro forma basis, the Guarantor or the Company or any Person becoming the successor obligor of the Notes or the Parent Guarantee shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Guarantor or the Company immediately prior to such transaction;

                  (iv) immediately after giving effect to such transaction on a pro forma basis the Guarantor, the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a) without violating the terms thereof; and

                  (v) the Guarantor or the Company, as the case may be, delivers to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that (x) clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Guarantor or the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Guarantor or the Company; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations and (y) clauses (iii) and (iv) above do not apply to any transaction between the Company and any Wholly Owned Restricted Subsidiary or between the Guarantor and the Company.

         SECTION 5.02 Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Guarantor or the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Guarantor or the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor or the Company under this Indenture with the same effect as if such successor Person had been named as the Guarantor or the Company herein.

                                   ARTICLE VI

                              Default and Remedies

         SECTION 6.01 Events of Default. An "Event of Default" shall occur with respect to the Notes if:

                  (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by Article Ten;

                  (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by Article Ten;

                  (c) the Company or the Guarantor, as the case may be, defaults in the performance of or breaches the provisions of Article Five and such default or breach continues for a period of 30 consecutive days after written notice to the Company or the Guarantor, as the case may be, by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

                  (d) the Company or the Guarantor, as the case may be, defaults in the performance of or breaches the provisions of Section 4.03,
         Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.09 (other than a failure to purchase the Notes), Section 4.10, Section 4.11, Section 4.12 (other than a failure to purchase the Notes) and
         Section 4.18 and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes

                  (e) the Company or the Guarantor, as the case may be, defaults in the performance of or breaches any other covenant or agreement of the Company or the Guarantor, as the case may be, in this Indenture or under the Notes or the Parent Guarantee (other than a default specified in clause (a), (b), (c) or (d) above) and such default or breach continues for a period of 60 consecutive days after written notice to the Company or the Guarantor, as the case may be, by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

                  (f) there occurs with respect to any issue or issues of Indebtedness of the Company or the Guarantor having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within any applicable grace period and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within any applicable grace period;

                  (g) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, the Guarantor or any Restricted Subsidiary and shall remain outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

                  (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (i) the Company, the Guarantor or any Significant Subsidiary
         (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

                  (j) the Parent Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Parent Guarantee) or the Guarantor denies or disaffirms its obligations under the Parent Guarantee if such default continues for a period of 10 days after notice thereof to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes.

         SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the

Trustee if such notice is given by the Holders (the "Acceleration
Notice")), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable; provided such acceleration shall not be effective until after five (5) Business Days after the Representatives of Designated Senior Indebtedness shall have been notified of such acceleration. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) of Section
6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (f) shall be remedied or cured by the Company or the Guarantor or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (h) or (i) of Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto became and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         SECTION 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause
(a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 6.05 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes pursuant to this Section 6.05.

         SECTION 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to comply with such request; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

         For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         The limitations set forth in this Section 6.06 shall not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

         SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest specified in clause (a) or
(b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.06;

                  Second: to the holders of Senior Indebtedness, as and to the extent required by Article Ten;

                  Third: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

                  Fourth: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 25% in principal amount of the outstanding Notes.

         SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the

Trustee or by the Holders, as the case may be.

                                   ARTICLE VII

                                     Trustee

         SECTION 7.01 Rights of Trustee. (a) Except during the continuance of an Event of Default,

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and certificates or opinions furnished to it and conforming to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, in its own negligent failure to act, or its own willful misconduct, except that:

                  (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and


                  (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

         (d)      Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

                  (ii) before the Trustee acts or refrain from acting, it may require an Officers'

         Certificate or an Opinion of Counsel, which shall conform to Section
         12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (iv) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith;

                  (v) no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (vii) the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (viii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours and upon reasonable advance notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (ix) the Trustee may execute any of the trusts or powers hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (x) the Trustee shall not be deemed to have notice of the occurrence of a Change of Control or of events which would require an Offer to Purchase until such time as the Trustee receives notice thereof from the Company as required in Sections 4.09 and 4.12, respectively.

         SECTION 7.02 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

         SECTION 7.03 Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

         SECTION 7.04 Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

         SECTION 7.05 Reports by Trustee to Holders. Within 60 days after each, beginning with, the Trustee shall mail to each Holder as provided in TIA
Section 313(c) a brief report dated as of such May 15, if required by TIA
Section 313(a).

         SECTION 7.06 Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of--pocket expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay reasonable fees and expenses of such counsel. The Company need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify or hold harmless against any loss or liability incurred by the Trustee through negligence or bad faith.

         The Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, for any amount owing it pursuant to this Section 7.06, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

         If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (h) or (i) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

         The provisions of this Section 7.06 shall survive the termination of this Indenture.

         SECTION 7.07 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07.

         The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

                  (i)      the Trustee fails to comply with Section 7.09;

                  (ii)     the Trustee is adjudged a bankrupt or an insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv)     the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance pursuant to this
Section 7.07 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.06, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If the Trustee fails to comply with Section 7.09, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         The Company shall give written notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders and the Representatives. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company's obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

         SECTION 7.08 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

         SECTION 7.09 Eligibility. Any Trustee serving hereunder shall (a) satisfy the requirements of TIA Section 310(a)(1) and (b) be a bank or trust company, within or without the state, which is authorized by law to perform all of the duties imposed upon it hereby and which either (i) has a reported capital and surplus aggregating at least $50,000,000 or (ii) is a wholly owned subsidiary of a bank, a trust company or a bank holding company having a reported capital and surplus aggregating at least $50,000,000.

         SECTION 7.10 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                                  ARTICLE VIII

                             Discharge of Indenture

         SECTION 8.01 Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

                  (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) the Notes have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         With respect to the foregoing clause (i), the Company's obligations under Section 7.06 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.09,
2.13, 4.01, 4.02, 7.06, 7.07, 8.04, 8.05, 8.06 and Article Ten (with respect to payments in respect of the Notes other than with the assets held in trust with the Trustee as described in the foregoing clause (ii)) shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         SECTION 8.02 Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (i) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (A) rights of registration of transfer and exchange, (B) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (C) rights of Holders to receive payments of principal thereof and interest thereon, (D) the Company's obligations under Section 4.02, (E) the rights, obligations and immunities of the Trustee hereunder and (F) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                  (i) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

                  (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and is permitted by Article Ten;

                  (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (iv) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income taxon the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above based upon and accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of
         Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not voidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

                  (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

         Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (iv)(2)(y) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.13, 4.01, 4.02, 7.06, 7.07, 8.04, 8.05, 8.06 and Article Ten (with respect to payments in respect of the Notes other than with the assets held in trust as described in this

Section 8.02) shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (iv)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.02.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

         SECTION 8.03 Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.18, and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01, clauses (d) and (e) of
Section 6.01 with respect to Sections 4.03 through 4.18, clauses (f) and (g) of
Section 6.01, and clauses (h) and (i) of Section 6.01 with respect to Significant Subsidiaries shall be deemed not to be Events of Default, and Article Ten and Article Eleven shall not apply to the money and/or U.S. Government Obligations held by the trust referred to in clause (i) below, in each case with respect to the outstanding Notes if:

                  (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

                  (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and is permitted by Article Ten;

                  (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of
         Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not voidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

                  (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

                  (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

         SECTION 8.04 Application of Trust Money. Subject to Sections 8.05 and 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 8.05 Repayment to Company. Subject to Sections 7.06, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of all Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01,
8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.07 Parent Guarantee. If the Company exercises its options under this Article VIII, the Guarantor will be released from all of its obligations with respect to the Parent Guarantee unless the Company's obligations under this Indenture are reinstated pursuant to Section 8.06.

                                   ARTICLE IX

                       Amendments, Supplements and Waivers

         SECTION 9.01 Without Consent of Holders. The Company and the Guarantor, when authorized by a resolution of their respective Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendments or supplements shall not adversely affect the interests of the Holders;

                  (2)      to comply with Article Five;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163 (f) of the Code, or in a manner such that the uncertificated Notes are described in
         Section 163(f)(2)(B) of the Code);

                  (4)      to add guarantees with respect to the Notes;

                  (5)      to secure the Notes;

                  (6) to add to the covenants of the Guarantor or the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Guarantor or the Company;

                  (7) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

                  (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

                  (9) to make any change that does not adversely affect the rights of any Holder.

         SECTION 9.02 With Consent of Holders. Subject to Sections 2.09, 6.04 and 6.07 and without prior notice to the Holders, the Company and the Guarantor, when authorized by their respective Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of not less than a majority in principal amount of the Notes then outstanding, and the Holders of not less than a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Guarantor or the Company with any provision of this Indenture or the Notes.

         Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Note, or change any place of payment where, or the currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (ii) reduce the percentage in principal amount of outstanding Notes the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

                  (iii) waive a Default in the payment of principal of, premium, if any, or interest on, any Note;

                  (iv) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

                  (v) modify any of the provisions of Article Ten (or the definition of Senior Indebtedness) in a manner adverse to the Holders.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         SECTION 9.03 Renovation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

         SECTION 9.04 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms.

         SECTION 9.05 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not affect the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.06 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                    ARTICLE X

                             Subordination of Notes

         SECTION 10.01 Notes Subordinated to Senior Indebtedness. The Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Notes shall, to the extent and in the manner set forth in this Article Ten, be unsecured, general obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company, pari passu in right of payment with any future senior subordinated indebtedness of the Company and senior in right of payment to any existing or future subordinated indebtedness of the Company.

         SECTION 10.02 No Payment on Notes in Certain Circumstances. (a) The Company may not make any payment of any kind or character from any source on the Notes or make any deposit pursuant to Article VIII or repurchase, redeem or otherwise retire any Notes whether pursuant to the terms of the Notes or upon acceleration or otherwise if (i) any Obligations with respect to any Designated Senior Indebtedness of the Company are not paid when due or (ii) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative or Representatives or all Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

         (b) During the continuance of any default (other than a default described in clause (i) or (ii) of paragraph (a) of this Section 10.02) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from Representative for the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by (i) written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is not longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company must resume payments when due on the Notes after the end of such Payment Blockage Period. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 10.02(b), no event of default that existed or was continuing (it being acknowledged that any subsequent event or condition that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment

Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by
Section 10.02(a) or 10.02(b) of this Indenture, the Trustee shall promptly notify the holders of Designated Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives of a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

         SECTION 10.03 Payment over Proceeds upon Dissolution, Etc. (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon any assignment for the benefit of creditors or any other marshaling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by the Company on account of the Notes or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Notes in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Ten, shall be made by the Company or by a receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all Obligations with respect to such

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

Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (b) To the extent any payment of Senior Indebtedness of the Company (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

         (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 10.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or Cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or Cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (d) For purposes of this Section 10.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Notes to be treated in any case or proceeding or similar event described in this Section 10.03 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Notes are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Five of this Indenture.

         SECTION 10.04 Subrogation. (a) Upon the payment in full of all Senior Indebtedness in cash or Cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Ten, and no payment pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Ten are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the Holders of the Senior Indebtedness, on the other hand.

         (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or Cash equivalents, of such Senior Indebtedness of such holders.

         SECTION 10.05 Obligations of Company Unconditional. (a) Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of the Senior Indebtedness.

         (b) Without limiting the generality of the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their Stated Maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then



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

due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or Cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company on the Notes.

         SECTION 10.06 Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trust unless and until the Trust shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 10.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Ten. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

         (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 10.07 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Ten, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the

Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

         SECTION 10.08 Trustee's Relation to Senior Indebtedness. (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 10.02(c) and 10.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

         SECTION 10.09 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Ten will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

         SECTION 10.10 Holders Authorize Trustee to Effectuate Subordination of Notes. Each Holder by his acceptance of any Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

         SECTION 10.11 Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

         SECTION 10.12 Trustee's Compensation Not Prejudiced. Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including Section 7.06.

         SECTION 10.13 No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 10.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 10.14 Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company except under the conditions described in Section 10.02 or 10.03, from making payments of principal of, premium, if any, and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 10.02(b) of this Indenture (or there shall have been an acceleration of the Notes prior to such application) or in Section 10.06 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

         SECTION 10.15 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness (provided that at the time deposited, such deposit did not violate any then outstanding Senior Indebtedness), and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.

                                   ARTICLE XI


                                Parent Guarantee

         SECTION 11.01 Parent Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium (if any) and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of, interest on the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time in payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 hereof. The Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

         The Guarantor hereby agrees that its obligations with regard to this Parent Guarantee shall be unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
(a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against the Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefitted Party, any creditor of the Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C. Section 1111(b)(2); or (h) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. The Guarantor hereby covenants that its Parent Guarantee will not be discharged except by complete performance of the obligations contained in its Parent Guarantee and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any custodian acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Parent Guarantee, or any other obligor on the Notes of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Parent Guarantee.

         To evidence its Parent Guarantee, the Guarantor hereby agrees that a notation of the Parent Guarantee substantially in the form of Exhibit A-1 hereby shall be endorsed by an officer of the Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

         SECTION 11.02 Parent Guarantee Subordinated to Senior Indebtedness. The Guarantor and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note and the corresponding Parent Guarantee, likewise covenants and agrees that the indebtedness evidenced by the Parent Guarantee is subject to the provisions of this Article Eleven; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the indebtedness evidenced by the Parent Guarantee shall, to the extent and in the manner set forth in this Article Eleven, be unsecured, general obligations of the Guarantor, subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantor, pari passu in right of payment with any future senior subordinated indebtedness of the Guarantor and senior in right of payment to any existing or future subordinated indebtedness of the Guarantor.

         SECTION 11.03 No Payment under Parent Guarantee in Certain Circumstances. (a) The Guarantor may not make any payment of any kind or character from any source on the Notes or make any deposit pursuant toArticle VIII or repurchase, redeem or otherwise retire any Notes whether pursuant to the terms of the Notes and the Parent Guarantee or upon acceleration or otherwise if
(i) any Obligations with respect to any Designated Senior Indebtedness of the Guarantor are not paid when due or (ii) any other default on Designated Senior Indebtedness of the Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Guarantor may pay the Notes pursuant to the Parent Guarantee without regard to the foregoing if the Guarantor and the Trustee receive written notice approving such payment from the Representative or Representatives or all Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

         (b) During the continuance of any default (other than a default described in clause (i) or (ii) of paragraph (a) of this Section 11.03) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Guarantor may not pay the Notes for a Payment Blockage Period commencing upon receipt by the Trustee (with a copy to the Guarantor) of a Blockage Notice of such default from Representative for the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by (i) written notice to the Trustee and the Guarantor from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is not longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Guarantor must resume payments when due on the Notes if required pursuant to the Parent Guarantee after the end of such Payment Blockage Period. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 11.03(b), no event of default that existed or was continuing (it being acknowledged that any subsequent event or condition that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by

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

the Trustee or any holder when such payment is prohibited by Section 11.03(a) or 11.03(b) of this Indenture, the Trustee shall promptly notify the holders of Designated Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Desiganted Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Desiganted Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives of a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Desiganted Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness and any excess above such amounts due and owing on Designated Senior Indebtedness shall be paid to the Guarantor.

         SECTION 11.04 Payment over Proceeds upon Dissolution, Etc. (a) Upon any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon any assignment for the benefit of creditors or any other marshaling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or Cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by the Guarantor on the Parent Guarantee, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Guarantor on the Parent Guarantee in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Eleven, shall be made by the Guarantor or by a receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all Obligations with respect to such Senior Indebtedness in full, in cash or Cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (b) To the extent any payment of Senior Indebtedness of the Guarantor (whether by or on behalf of the Guarantor as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

         (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 11.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or Cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or Cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (d) For purposes of this Section 11.04, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Parent Guarantee to be treated in any case or proceeding or similar event described in this Section 11.04 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Parent Guarantee is subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Guarantor with, or the merger of the Guarantor with or into, another corporation or the liquidation or dissolution of the Guarantor following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 11.04 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Five of this

Indenture.

         SECTION 11.05 Obligations of Guarantor Unconditional. (a) Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Guarantor and the Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes in accordance with the Parent Guarantee as and when the same shall become due and payable in accordance with the terms of the Parent Guarantee, or is intended to or shall affect the relative rights of the Holders and the respective creditors of the Guarantor, other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of the Senior Indebtedness.

         (b) Without limiting the generality of the foregoing, nothing contained in this Article Eleven will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their Stated Maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or Cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Guarantor of Senior Subordinated Indebtedness.

         SECTION 11.06 Notice to Trustee. (a) The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Parent Guarantee pursuant to the provisions of this Article Eleven. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trust unless and until the Trust shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Guarantor or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 11.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 11.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Eleven. The foregoing shall not apply if the Paying Agent is the Company or the Guarantor. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

         (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 11.07 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Guarantor the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

         SECTION 11.08 Trustee's Relation to Senior Indebtedness. (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 11.02(c) and 11.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

         SECTION 11.09 Subordination Rights Not Impaired by Acts or Omissions of the Guarantor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Ten will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Eleven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

         SECTION 11.10 Holders Authorize Trustee to Effectuate Subordination of Parent Guarantee. Each Holder by his acceptance of any Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Guarantor, the filing of a claim for the unpaid balance of its Notes under the Parent Guarantee in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

         SECTION 11.11 Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes under the Parent Guarantee by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

         SECTION 11.12 Trustee's Compensation Not Prejudiced. Nothing in this Article Eleven will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including Section 7.06.

         SECTION 11.13 No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 11.14, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

         SECTION 11.14 Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent
(i) the Guarantor, except under the

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

conditions described in Section 11.03 or 11.04, from making payments of principal of, premium, if any, and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 11.03(b) of this Indenture (or there shall have been an acceleration of the Notes prior to such application) or in
Section 11.07 of this Indenture. The Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Guarantor.

         SECTION 11.15 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness (provided that at the time deposited, such deposit did not violate any then outstanding Senior Indebtedness), and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.

         SECTION 11.16 Limitation of Guarantor's Liability. The Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the Parent Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Parent Guarantee. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of the Guarantor under the Parent Guarantee under this Article Eleven shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Parent Guarantee, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or the Guarantor in which concurrent claims are made upon the Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by the Guarantor in respect of such concurrent claims.

                                  ARTICLE XII

                                  Miscellaneous

         SECTION 12.01 Trust Indenture Act of 1959. This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 12.02 Notices. Any notice or communication shall be sufficiently given if in

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

writing and delivered in person or mailed by first class mail addressed as follows:

         if to the Company:

                  Scotsman Group Inc.
                  820 Forest Edge Drive
                  Vernon Hills, Illinois 60061
                  Attention:

         if to the Guarantor:

                  Scotsman Industries, Inc.
                  820 Forest Edge Drive
                  Vernon Hills, Illinois 60061
                  Attention:

         if to the Trustee:



         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. The Trustee shall promptly notify the Representatives of all changes of addresses for notices or communications pursuant to this Section 12.02.

         Any notice or communication to the Representatives shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:


or to such additional or different addresses as the Representatives may designate by notice to the Company and the Trustee.

         Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it.

         SECTION 12.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

         SECTION 12.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each person signing such certificate or delivering such opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request;

provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 12.05 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b)      The ownership of Notes shall be proved by the Security
Register.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holders of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act
Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.


         If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         SECTION 12.06 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 12.07 Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

         SECTION 12.08 Governing Law. The laws of the State of New York shall govern this Indenture and the Notes.

         SECTION 12.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loss or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.10 No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

         SECTION 12.11 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.12 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 12.13 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.14 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.


                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                                     SCOTSMAN GROUP INC.,
                                                      as Issuer


                                                     By:______________________
                                                           Name:______________
                                                           Title:_____________


                                                     SCOTSMAN INDUSTRIES, INC.,
                                                       as Guarantor


                                                     By:______________________
                                                           Name:______________
                                                           Title:_____________




                                                     By:______________________
                                                           Name:______________
                                                           Title:_____________




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



                                                                     EXHIBIT A

                                 [FACE OF NOTE]

                               SCOTSMAN GROUP INC.

                      ____% Senior Subordinated Notes due 2007

                                               [CUSIP] [CINS]


No.                                                                        $

         SCOTSMAN GROUP INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to___________, or its registered assigns, the principal sum of ($ ) on ____, 2007.

         Interest Payment Dates: _____ and _____, commencing _____.

         Regular Record Dates:  o and o.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SCOTSMAN GROUP INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS
         OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS

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

         MADE IN ACCORDANCE WITH THE INDENTURE.]

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                                SCOTSMAN GROUP INC.


                                                     By:___________________
                                                           Name:___________
                                                           Title:__________


                                                     By:___________________
                                                           Name:___________
                                                           Title:__________


                (Form of Trustee's Certificate of Authentication)

This is one of the ____% Senior Subordinated Notes due 2007 described in the within-mentioned Indenture.


                                                     as Trustee

                                                     By:____________________
                                                        Authorized Signatory


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


                             [REVERSE SIDE OF NOTE]


                               SCOTSMAN GROUP INC.

                       % Senior Subordinated Note due 2007


1.       Principal and Interest.

         The Company will pay the principal of this Note on ____, 2007.

         The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

         Interest will be payable semiannually (to the holders of record of the
Notes at the close of business on the   or   immediately preceding the Interest
Payment Date) on each Interest Payment Date, commencing _____.

         Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____; provided that, if there is no existing default in the payment of interest and if this
Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2.       Method of Payment.

         The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each _____ and _____ to the persons who are Holders (as reflected in the Security Register at the close of ____ business on such _____ and _____ immediately preceding the Interest Payment
Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after _____, 2007.

         The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as

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

reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.       Paying Agent and Registrar.

         Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture; Limitations.

         The Company issued the Notes under an Indenture dated as of ____, 1997 (the "Indenture"), between the Company and ____ (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are unsecured, general obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $120,000,000.

5.       Redemption.

         The Notes will be redeemable, at the Company's option, in whole or in part, at any time on or after____, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment
Date) if redeemed during the 12-month period commencing on ____ of the applicable year set forth below:

                                                   Redemption
                  Year                               Price

                  2002......................            %
                  2003......................            %
                  2004 and thereafter                 100.0%

         Notice of any optional redemption will be mailed at least 30 days but not more than 60

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

days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.       Repurchase upon Change of Control.

         Upon the occurrence of any Change of Control, the Company must commence and consummate an Offer to Purchase all Notes outstanding as described in the Indenture at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

         A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as its appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the payment date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

7.       Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

8.       Persons Deemed Owners.

         A Holder shall be treated as the owner of a Note for all purposes.

9.       Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.



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

10.      Discharge Prior to Redemption or Maturity.

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.      Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Each year, within 105 days after the last day of the Company's immediately preceding fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.      Successor Persons.

         When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14.      Defaults and Remedies.

         The following events constitute "Events of Default" under the
Indenture: (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by Article Ten; (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by Article Ten; (c) the Company or the Guarantor, as the case may be, defaults in the performance of or breaches the provisions of

Article Five and such default or breach continues for a period of 30 consecutive days after written notice to the Company or the Guarantor, as the case may be, by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (d) the Company or the Guarantor, as the case may be, defaults in the performance of or breaches the provisions of
Section 4.03, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section
4.09 (other than a failure to purchase the Notes), Section 4.10, Section 4.11,
Section 4.12 (other than a failure to purchase the Notes) and Section 4.18 and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) the Company or the Guarantor, as the case may be, defaults in the performance of or breaches any other covenant or agreement of the Company or the Guarantor, as the case may be, in the Indenture or under the Notes or the Parent Guarantee (other than a default specified in clause (a), (b) (c) or (d) above) and such default or breach continues for a period of 60 consecutive days after written notice to the Company or the Guarantor, as the case may be, by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (f) there occurs with respect to any issue or issues of Indebtedness of the Company or the Guarantor having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within any applicable grace period and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within any applicable grace period; (g) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, the Guarantor or any Restricted Subsidiary and shall remain outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (i) the Company, the Guarantor or any Significant Subsidiary
(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or (j) the

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

Parent Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Parent Guarantee) or the Guarantor denies or disaffirms its obligations under the Parent Guarantee if such default continues for a period of 10 days after notice thereof to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes.


         If an Event of Default, as defined in the Indenture (other than an Event of Default specified in clause (h) or (i) above), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable as provided in the Indenture. If an Event of Default under clause (h) or (i) above occurs, the Notes automatically become due and payable as provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and acceleration of the Notes may be rescinded as provided therein. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.      Subordination.

         The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or Cash equivalents, of all Senior Indebtedness.

16.      Guarantee.

         The due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at the maturity or interest payment date, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of and interest on the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes is guaranteed on an unsecured, senior subordinated basis by the Guarantor pursuant to Article 11 of the Indenture. Each Holder of a Note, by accepting the same, agrees to be bound by such provisions, authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee to act as such Holder's attorney-in fact for such purpose.

17.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

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

18.      No Recourse Against Others.

         No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligations, covenant or agreement of the Company contained in the Indenture, or in any of the Notes, or because of any Indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person thereof. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.      Authentication.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Scotsman Group Inc., 820 Forest Edge Drive, Vernon Hills, Illinois 60061, Attention:.


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                            {FORM OF TRANSFER NOTICE}


         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

____________________________________

____________________________________

Please print or typewrite name and address including zip code of assignee


____________________________________

____________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


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


                                                                  EXHIBIT A-1

              FORM OF NOTATION ON NOTE RELATING TO PARENT GUARANTEE

         The Guarantor set forth below unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at the maturity or interest payment date, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of and interest on the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes and (ii) in case of any extension of time or payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

         The obligations of the Guarantor to the Holder and to the Trustee pursuant to this Guarantee and the Indenture are as expressly set forth in
Article 11 of the Indenture and in such other provisions of the Indenture as are applicable to the Guarantor, and reference is hereby made to such Indenture for the precise terms of this Parent Guarantee. The terms of Article 11 of the Indenture and such other provisions of the Indenture as are applicable to the Guarantor are incorporated herein by reference.

         This is a continuing guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

         This Parent Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Parent Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                      SCOTSMAN INDUSTRIES, INC.


                                                      By:______________________
                                                      Name:
                                                      Title:

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